Exhibit 107

Calculation of Filing Fee Table

FORM S-3
(Form Type)

BANC OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
	Equity	Common stock, par value $0.01 per share	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)		(1)
	Equity	Preferred Stock	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)		(1)
	Debt	Senior Debt Securities	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)		(1)
	Debt	Subordinated Debt Securities	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)		(1)
	Other	Depositary Shares(3)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)		(1)
	Other	Purchase Contracts(4)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)		(1)
	Other	Warrants(5)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)		(1)
	Other	Rights(6)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)		(1)
	Other	Units(7)	Rule 456(b) and Rule 457(r)(1)	(2)	(2)	(2)		(1)
Total Offering Amounts						N/A		(1)
Total Fees Previously Paid								N/A
Total Fee Offsets								$41,076.50
Net Fees Due								(1)

(1)
The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all of the registration fee. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(2)
This registration covers an indeterminate number of securities of each identified class of the Registrant as may from time to time be issued at indeterminate prices. Any registered securities may be sold separately or as units with other securities registered under this registration statement. In addition, the securities may be sold in either primary or secondary offerings.

(3)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.
(4)
Each purchase contract may obligate the Registrant to sell, and the holder thereof to purchase, an indeterminate number of shares of common stock or preferred stock or other securities registered hereby.

(5)	Warrants will represent rights to purchase debt securities, preferred stock, depositary shares, common stock or other securities or property.
(6)	Rights will represent representing rights to purchase shares of common stock or other securities.
(7)
Any securities registered hereunder may be sold as units with other securities registered hereunder. Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	Filing Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fees Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	Banc of California, Inc.	S-3ASR	333-212886	August 4, 2016		$41,076.50(8)	Unallocated	(8)	(8)	N/A
Fees Offset Sources	Banc of California, Inc.	S-3ASR(8)	333-212886		August 4, 2016						(1)

(8)
The registrant previously registered an indeterminate amount of securities pursuant to a Registration Statement on Form S-3 (Registration No. 333-212886) filed with the Securities and Exchange Commission (the “SEC”) on August 4, 2016 (the “2016 Registration Statement”) and filed a Prospectus Supplement under the 2016 Registration Statement on August 4, 2016 (the “2016 Prospectus Supplement”) relating to the offer and sale of shares of securities of the registrant having an aggregate offering price of up to $500,000,000. In connection with the filing of the 2016 Prospectus Supplement, a registration fee in the amount of $50,350 was paid. On January 22, 2020, the registrant registered an indeterminate amount of securities pursuant to a Registration Statement on Form S-3 (Registration No. 333-236001) filed with the SEC (the “2020 Registration Statement”) and carried forward the unused registration fee of $50,350. As of the date of this registration statement, the registrant has sold $85,000,000 of debt securities under the 2020 Registration Statement and the registrant applied $9,273.5 of those unused registration fees to offset against the amounts due in connection with the filing of the related Prospectus Supplement under the 2020 Registration Statement on October 29, 2020. Pursuant to Rule 457(p) under the Securities Act, the remaining registration fee of $41,076.50 that has already been paid and remains unused with respect to securities that were previously registered pursuant to the 2016 Registration Statement and the 2020 Registration Statement and were not sold thereunder will continue to be applied to the securities included in this registration statement, the offering of securities under the 2016 Registration Statement was terminated as of the date of effectiveness of the 2020 Registration Statement, and the offering of securities under the 2020 Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.